Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

FIRST AMENDMENT TO

GPEx® DEVELOPMENT AND MANUFACTURING AGREEMENT

This First Amendment to GPEx® Development and Manufacturing Agreement (this “Amendment”), is made as of this 10th day of April, 2017 (“Amendment Effective Date”), by and between DiaMedica Therapeutics Inc., a Manitoba corporation, with a place of business at Two Carlson Parkway, Suite 165, Minneapolis, MN 55447 (“Client”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, with a place of business at 14 Schoolhouse Road, Somerset, NJ 08873, USA (“Catalent”).

RECITALS

A.     Client and Catalent have entered into that certain GPEx® Development and Manufacturing Agreement dated February 2, 2012 (the “Agreement”), pursuant to which Catalent provides Client with certain Services;

B.     Client and Catalent desire to amend the Agreement and to record their mutual understanding of certain revised terms and conditions.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

1.           Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement. For clarity, the term “Agreement” as used in the Agreement and herein shall mean the Agreement as amended hereby.

2.           Specific Amendments. In connection with and/or as a result of the revised terms and conditions agreed by the parties, the Agreement is hereby amended as follows:

A.     Section 7.7 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“7.7.     Exclusivity. For a period of thirty (30) months from March 30, 2017, Catalent will not actively promote the development or manufacture of a cell line using the GPEx® Technology which cell line expresses a protein coded from a DNA sequence exactly matching the DNA sequence of DMl 99.”

3.           No Other Variation. Except as expressly provided in this Amendment, all the terms, conditions and provisions of the Agreement (including the rights, duties, liabilities and obligations of the parties thereunder) remain in full force and effect, and shall apply to the construction of this Amendment.

4.           Entire Agreement. This Amendment and the Agreement, including their respective attachments, constitute the entire agreement between the parties relating to the subject matter hereof and thereof, and may not be varied except in writing signed by a duly authorized representative of each party.

5.           Counterpart. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Amendment Effective Date.

CATALENT PHARMA SOLUTIONS, LLC		DIAMEDICA INC.

By:	/s/ Brian C. Riley	By:	/s/ Todd Verdoorn

Name:	Brian C. Riley	Name:	Todd Verdoorn

Title:	General Manager	Title:	Chief Scientific Officer